SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Check the appropriate box:

[X]  Preliminary Information Statement       [ ]  Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                              Augment Systems, Inc.
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No Fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                              AUGMENT SYSTEMS, INC.
                      1900 Corporate Boulevard, Suite 305W
                            Boca Raton, Florida 33431

                        PRELIMINARY INFORMATION STATEMENT

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

General

         This Information Statement is being furnished to the shareholders of Augment Systems, Inc., a Delaware corporation (the "Company"), in connection with the proposed adoption of an amendment to the Company's Certificate of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's voting capital stock ("Voting Capital Stock") consisting of the Company's outstanding Common Stock ("Common Stock"). The purpose of filing the Amendment is to:

         o change the name of the Company from "Augment Systems, Inc." to "AUG Corp." ("Name Change") and

         o effect a 1 for 100 reverse stock split of the Company's outstanding Common Stock (the "Reverse Stock Split").

         The Company's Board of Directors and majority shareholders on September 24, 2001, approved and recommended that the Certificate of Incorporation be amended in order to effectuate the Name Change and Reverse Stock Split. The proposed Amendment will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. The Company anticipates that the filing of the Amendment will occur on or about October 10, 2001 (the "Effective Date"). If the proposed Amendment were not adopted by written consent, it would have been required to be considered by the Company's shareholders at a special shareholders' meeting convened for the specific purpose of approving the Amendment.

         The elimination of the need for a special meeting of shareholders to approve the Amendment is authorized by Section 228 of the Delaware Corporation Laws (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law, a majority of the outstanding shares of voting capital stock ("Voting Capital Stock") entitled to vote thereon is required in order to amend the Company's Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holder of a majority in interest of the Voting Capital Stock of the Company.

         Capital Research LLC and EAI Partners, Inc., who beneficially own in the aggregate 84,329,997shares of Common Stock of the Company, representing approximately 65% of the outstanding Voting Capital Stock of the Company entitled to vote on the Amendment, gave their written consent to the adoption of the Amendment described in this Information Statement on September 24, 2001. The written consent became effective on September 24, 2001, the date on which their written consent was filed with the Secretary of the Company. The date on which this Information Statement was first sent to the shareholders is on or about October 10, 2001. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company is September 24, 2001 (the "Record Date").

         Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to shareholders who have not consented in writing to such action. Inasmuch as the Company will have provided to its shareholders of record this Information Statement, the Company will notify its shareholders at the time of distribution of its next Quarterly Report on Form 10-QSB of the effective date of the Amendment. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Delaware Law are afforded to the Company's shareholders as a result of the adoption of the Amendment.

                     OUTSTANDING VOTING STOCK OF THE COMPANY

         As of the Record Date, there were 130,097,638 shares of Common Stock outstanding. The Common Stock constitutes the sole outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to shareholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth Common Stock ownership information as of September 24, 2001, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the adoption of the Amendment described herein; and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 1900 Corporate Boulevard, Suite 305W, Boca Raton, Florida 33431. Prior to the Reverse Stock Split, there are 130,097,638 shares of Common Stock outstanding. After giving effect to the reverse stock split there will be 130,097,638 shares of Common Stock outstanding. The information below excludes shares of Common Stock issued to Lancer Offshore, Inc. For information regarding securities issued to Lancer Offshore please review the Form 8-K current report filed by the Company on October 1, 2001.

                                            Shares                Percent           Shares             Percent
                                         Beneficially            of Class        Beneficially         of Class
                                          Owned Prior           Owned Prior          Owned              Owned
                                          to Reverse            to Reverse       After Reverse      After Reverse
Name                                      Stock Split           Stock Split       Stock Spilt        Stock Split
----                                      -----------           -----------       -----------        -----------
Laurence S. Isaacson                               0                   --                  0                --
Kathryn Cowen                                      0                   --                  0                --
Capital Research LLC                      67,085,386                  52%            670,854               52%
EAI Partners, Inc.                        17,244,591                  13%            172,446               13%
All executive officers and
  directors as a group
 (2 persons)                                       0                   --                  0                --







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
                    AMENDMENT TO CERTIFICATE OF INCORPORATION

         On September 24, 2001, our Board of Directors voted unanimously to authorize and recommend that our shareholders approve a proposal to effect the Name Change and Reverse Stock Split. Pursuant to the Reverse Stock Split, each 100 of the outstanding shares of our Common Stock on the date of the Reverse Stock Split (the "Old Shares") will be automatically converted into one share of our Common Stock (the "New Shares"). The Reverse Stock Split will not alter the number of shares of our Common Stock we are authorized to issue, but will simply reduce the number of shares of our Common Stock issued and outstanding. In addition, the Certificate of Amendment will reflect the Company's Name Change to AUG Corp. The Reverse Stock Split and Name Change will become effective upon filing of the Amendment to our Certificate of Incorporation with the Delaware Secretary of State, but our Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so.

Purpose and Effect of Proposed Reverse Stock Split

         The Board believes the Reverse Stock Split is desirable because it will assist us by helping to raise the trading price of our Common Stock. Our Board believes that the higher share price which should result from the Reverse Stock Split will help generate interest in us among investors and thereby assist us in raising capital to fund our operations.

         The effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted. There can be no assurance that the market price per New Share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of Old Shares of our Common Stock outstanding resulting from the Reverse Stock Split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

         The Reverse Stock Split will effect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in us or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share. In lieu of issuing fractional shares, we will issue any shareholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split one share of our Common Stock. The Reverse Stock Split may result in certain of our shareholders owning "odd lots" (i.e. a number of shares of our common stock not divisible by 100). Shareholders owning "odd lots" may experience difficulty selling their shares in the open market.

         The Reverse Stock Split will have the following effects upon the number of shares of our Common Stock outstanding:

         Upon the effectiveness of the Reverse Stock Split, the number of shares owned by each holder of Common Stock will be reduced by the ratio of 100 to 1 share of Common Stock he or she owned immediately prior to the Reverse Stock Split. The per share loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

         The principal effect of the Reverse Stock Split will be that (i) the number of shares of Common Stock issued and outstanding will be reduced from 130,097,638 shares to approximately 1,300,976 shares and (ii) all outstanding options entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options, 1/100 of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options immediately preceding the Reverse Stock Split at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the Reverse Stock Split.

         Pursuant to the Reverse Stock Split, the par value of the Common Stock will remain $.0001 per share. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced to 1/100 of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.

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
Manner of Effecting the Reverse Stock Split and Exchange Stock Certificates

         The Reverse Stock Split will be effected by the filing of the Certificate of Amendment with the Secretary of the State of Delaware. The Reverse Stock Split will become effective on the date of filing the Certificate of Amendment unless we specify otherwise (the "Effective Date"). As soon as practicable after the Effective Date, we will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a shareholder will be entitled to receive a certificate representing the number of the New Shares into which his Old Shares have been reclassified as a result of the Reverse Stock Split. Shareholders should not submit any certificates until requested to do so. No new certificate will be issued to a shareholder until such shareholder has surrendered his outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Shares in the appropriately reduced number.

Purpose of the Proposed Name Change

         The Board believes that the new name, AUG Corp., will reflect our change in business. Our Board believes that the new name will promote public recognition and more accurately reflect our intended business focus.

No Dissenter's Rights

         Under the Delaware Law, our dissenting shareholders are not entitled to appraisal rights with respect to our proposed Amendment, and we will not independently provide our shareholders with any such right.

Certain Federal Income Tax Consequences

         We believe that the federal income tax consequences of the Reverse Stock Split to holders of Old Shares and holders of New Shares will be as follows:

         1. Except as set forth in (5) below, no gain or loss will be recognized by a shareholder on the surrender of the Old Shares or receipt of a certificate representing New Shares.

         2. Except as set forth in (5) below, the aggregate tax basis of the New Shares will equal the aggregate tax basis of the Old Shares exchanged therefor.

         3. Except as set forth in (5) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

         4. The conversion of the Old Shares into the New Shares will produce no gain or loss to us.

         5. The federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.

         Our beliefs regarding, the tax consequence of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.


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
         This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as bank, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

         The state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the state in which he or she resides.

         The foregoing summary is included for general information only. Accordingly, shareholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Stock Split.

                                           BY ORDER OF THE BOARD OF DIRECTORS


Date: October 9, 2001                       /s/ Laurence S. Isaacson
                                           -------------------------------------
                                           Laurence S. Isaacson, President
                                           Augment Systems, Inc.









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
                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              AUGMENT SYSTEMS, INC.


         Pursuant to Chapter 242 of the Delaware Statutes, the undersigned President of AUGMENT SYSTEMS, INC., a corporation organized and existing under and by virtue of the Delaware Corporation Laws (the "Corporation"), does hereby certify:

         That pursuant to Written Consents of the Board of Directors and a Majority of the Shareholders of said Corporation dated September 24, 2001, the Board of Directors and Shareholders holding a majority in interests of the outstanding shares of the Corporation approved the amendment to the Corporation's Certificate of Incorporation as follows:

         FIRST: Article I of the Certificate of Incorporation of this Corporation is amended in its entirety to read as follows:

                                   "ARTICLE I"
                                      NAME
                                      ----

         The name of the Corporation shall be "AUG Corp."

         SECOND: Article IV of the Certificate of Incorporation of this Corporation is amended to read in its entirety as follows:

                                   "ARTICLE IV"
                                      STOCK
                                      -----

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (i) one hundred forty-eight million (148,000,000) shares of common stock, par value $.0001 per share, and (ii) two million (2,000,000) shares of Preferred Stock having a par value of $.01 per share.

         Classes and series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional, voting or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such classes of Common Stock as adopted by the Board of Directors."

         THIRD: In addition, on the date of filing of these Certificate of Amendment with the Secretary of State of the State of Delaware, every one hundred (100) issued and outstanding shares of the Corporation's previously authorized common stock, par value $.0001 per share (the "Old

Common Stock") shall thereby and thereupon be reclassified and converted into one (1) validly issued, fully paid and nonassessable share of Common Stock (the "New Common Stock"). Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of stock certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled, except that no fractional shares resulting from the combination shall be issued, any such fractional share to be converted to the right of the holder thereof to receive one share of New Common Stock;

         This amendment to the Certificate of Incorporation of the Corporation does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and does not result in the percentage of authorized shares that remain unissued after the combination exceeding the percentage of authorized shares that were unissued before the combination; and

         FOURTH: The foregoing amendments were adopted by a Written Consent of the Board of Directors and a Majority of the Shareholders of the Corporation dated September 24, 2001, pursuant to Sections 242 and 228 of the Delaware Corporation Laws. The number of votes cast for the amendments to the Corporation's Certificate of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Certificate of Amendment as of ___________, 2001.

                                              AUGMENT SYSTEMS, INC.


                                              By: /s/ Laurence S. Isaacson
                                                 -------------------------------
                                                    Laurence S. Isaacson
                                                    President

STATE OF                         )
          ------------------
                                 )SS:
COUNTY OF                        )
          ------------------

         The foregoing instrument was acknowledged before me this ____ day of ________, 2001, by ___________________ as President of AUGMENT SYSTEMS, INC., on
behalf of the corporation. She is personally known to me or has produced as identification and did/did not take an oath.

                                     Notary Public:


                                     sign________________________________

                                     print________________________________
                                              State of _________ at Large (Seal)
                                              My Commission Expires:
_________________, 2001






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